UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2014

MAX SOUND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51886	26-3534190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902A Colorado Avenue
Santa Monica, CA 90404
(Address of principal executive offices including zip code)

310-264-0230
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On May 28, 2014, Max Sound Corporation (the “Company”) entered into a license agreement with Akyumen Technologies Corp. (“Akyumen”), an original equipment manufacturer of mobile devices, for the non-exclusive, non-transferable, indivisible worldwide license rights to the use of Company’s Application Programming Interface audio processor technology (the “Technology”) in Akyumen’s mobile devices.  The license is for five years and is renewable, with the Company’s approval, at Akyumen’s request.

As consideration for the above-referenced license rights, Akyumen agreed to pay the Company royalties of $2.50 per Akyumen device that utilizes the Technology, to be payable on a monthly basis within 15 days after the close of the calendar month.  Akyumen also agreed to pay, within three months of first sale, 50% of non-recurring engineering costs to port the Technology onto the operating systems of the Akyumen devices, inclusive of any local fees, taxes, or other charges.

For more information regarding the Akyumen licensing arrangement, please refer to the Company’s current report on Form 8-K filed on May 29, 2014.

Item 8.01.          Other Events.

On May 29, 2014, the Company issued a press release announcing that it had entered into a license agreement for certain engineered architecture technology.  A copy of the press release is attached hereto as Exhibit 99.1.

Also on May 29, 2014, the Company issued a press release announcing that it had entered into an exclusive worldwide license agreement for certain optimized data transmission technology.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.          Financial Statements and Exhibits.

(c)	Exhibits

10.1	License Agreement, dated May 28, 2014, by and between the Company and Akyumen Technologies Corp.
99.1	Press Release, dated May 29, 2014.
99.2	Press Release, dated May 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: June 6, 2014	By:	/s/ Greg Halpern
Greg Halpern
Chairman and Chief Financial Officer